Exhibit 99.1

Solera Holdings, Inc. Announces Share Repurchase Program

WESTLAKE, Nov. 14/PRNewswire-FirstCall/ – Solera Holdings, Inc. (NYSE: SLH) (the “Company” or “Solera”), the leading global provider of software and services to the automobile insurance claims processing industry, today announced that its Board of Directors has approved a share repurchase program effective immediately for up to a total of $180 million of the Company’s common stock through November 10, 2013. Share repurchases may be made by the Company from time to time in open market transactions at prevailing market prices or in privately negotiated transactions.

Tony Aquila, founder, Chairman and Chief Executive Officer, said “We are excited to add an additional leg to our long-term strategy of growing stockholder value. We believe that repurchasing our stock at attractive levels is another efficient way to increase stockholder returns and is supported by the scale and profitability of our business. In addition to our disciplined M&A efforts and our dividend distributions, this share repurchase program represents another way for our stockholders to benefit from our continued growth and profitability.”

All share repurchases will be made pursuant to the share repurchase program adopted under Rule 10b-18 under the Securities Exchange Act of 1934, as amended. Repurchases also may be made under 10b5-1 plans, which would permit common stock to be purchased when the Company would otherwise be prohibited from doing so under insider trading laws. This program does not require the Company to purchase any specific number or amount of shares, and the timing and amount of such purchases will be determined by management based upon market conditions and other factors. In addition, this share repurchase program may be amended or terminated at the discretion of the Board of Directors.

As of November 1, 2011, the Company had approximately 70.9 million shares of common stock outstanding.

About Solera:

Solera is the leading global provider of software and services to the automobile insurance claims processing industry. Solera is active in nearly 60 countries across six continents. The Solera companies include Audatex in the United States, Canada, and in more than 45 additional countries, Informex in Belgium, Sidexa in France, ABZ and Market Scan in the Netherlands, HPI in the United Kingdom, Hollander serving the North American recycling market, AUTOonline providing salvage disposition in a number of European and Latin American countries, IMS providing medical review services, and Explore providing data and analytics to United States property and casualty insurers. For more information, please refer to the company’s website at http://www.solerainc.com.

Cautions about Forward-Looking Statements:

This press release contains forward-looking statements, including statements about: our continued profitable growth; growth in stockholder value; and statements about our M&A efforts, the scale of our business, dividends and historical results or performance that may suggest trends for our business. These statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our ability to repurchase shares, pay dividends or complete M&A transactions in future periods; the effects on our business of restrictive covenants in our debt facility and indenture, including covenants relating to the repurchase of shares, payment of dividends and M&A transactions; use of cash to service our debt; our reliance on a limited number of customers for a substantial portion of our revenues; risks associated with the uncertainty in and volatility of global economic conditions; unpredictability and volatility of our operating results, which include the volatility associated with foreign currency exchange risks, our sales cycle, seasonality and other factors; our reliance on a limited number of customers for a substantial portion of our revenues; risks associated with and possible negative consequences of acquisitions, joint ventures, divestitures and similar transactions, including our ability to successfully integrate our acquired businesses; effects of competition on our software and service pricing and our business; time and expenses associated with customers switching from competitive software and services to our software and services; rapid technology changes in our industry; effects of changes in or violations by us or our customers of government regulations; negative consequences of regulatory developments and violations; country-specific risks associated with business activity in nearly 60 countries; costs and possible future losses or impairments relating to our acquisitions; our ability to obtain additional financing as necessary to support our operations; our reliance on third-party information for our software and services; effects of system failures, fraudulent access or security breaches on our business and reputation; any material adverse impact of current or future litigation on our results or business; and our dependence on a limited number of key personnel. For a discussion of these and other factors that could impact our operations or financial results and cause our results to differ materially from those in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, particularly our Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2011. Solera is under no obligation to (and specifically disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE Solera Holdings, Inc.

Kamal Hamid, Investor Relations of Solera Holdings, Inc.,

+1-858-946-1676,

kamal.hamid@solerainc.com